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                                                                       Exhibit 5



                           GEOTEK COMMUNICATIONS, INC.
                                  20 Craig Road
                           Montvale, New Jersey 07645




                                                February 5, 1997



Geotek Communications, Inc.
20 Craig Road
Montvale, New Jersey 07645

Gentlemen:

         I am general counsel to Geotek Communications, Inc., a Delaware corporation (the "Company"), and have served in such capacity in connection with the preparation of the Company's Registration Statement on Form S-3 which the Company intends to file with the Securities and Exchange Commission (the "SEC") on or about February 5, 1997 under the Securities Act of 1933, as amended (the Registration Statement as amended at the time it becomes effective being referred to herein as the "Registration Statement"). The Registration Statement relates to (i) the offer and sale by the Series O Investors (as defined in the Registration Statement) of (x) up to 8,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") issuable by the Company upon the conversion of, or as the payment of dividends on, 1,000 shares of the Company's Series O Convertible Preferred Stock (the "Series O Shares") and (y) 1,700,000 shares of Common Stock issuable upon the exercise of certain warrants (the "Series O Warrants") issued by the Company to the Series O Investors (the "Series O Warrant Shares"); (ii) the offer and sale by the Series P Investors (as defined in the Registration Statement) of (x) an aggregate of up to 4,000,000 shares of Common Stock issuable by the Company upon the conversion of, or as the payment of dividends on, 500 shares of the Company's Series P Convertible Preferred Stock (the "Series P Shares") and (y) 850,000 shares of Common Stock issuable upon the exercise of certain warrants (the "Series P Warrants") issued by the Company to the Series P Investors (the "Series P Warrant Shares"); (iii) the offer and sale be certain selling stockholders of certain shares of Common Stock issuable upon conversion or exercise of securities issued upon redemption of the Series O Convertible Preferred Stock or Series P Convertible Preferred Stock (the "Redemption Shares"); and (iv) the offer and sale by Victor Ben Sasson, Efraim Bergida, Shlomo Cohen, David Mansour, Shmuel Miller, Amit Priebatch, Moti Ritz and Eddie Shossev (collectively, the "Exchanging Stockholders") of an aggregate of up to 176,913 shares (the "Exchange Shares") of Common Stock, of the Company issuable by the Company upon the closing of Stock Exchange Agreements (the "Exchange Agreements") by and among the Company, Geotek GTI Stock Acquisition Corp., a wholly owned subsidiary of the Company ("Stock Acquisition Corp.") and each of the Exchanging Stockholders, pursuant to which Stock Acquisition Corp. will acquire the interests of each of the Exchanging Stockholders in Geotek Technologies Israel (1992) Ltd. (f/k/a Power Spectrum Technology, Ltd.), a subsidiary of the Company, in exchange for the Exchange Shares (the "Exchanges").

         I have examined, among other things, (i) the Amended and Restated Certificate of Incorporation (including all Certificates of Designation filed in connection therewith) and the Bylaws of the Company, as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the shares of Common Stock described above; and (iii) other instruments and documents and statutory and other materials as I have deemed necessary as a basis for the opinions hereinafter expressed.


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Geotek Communications, Inc.
February 5, 1997
Page 2



         In rendering the opinions below, I have assumed, without any independent investigation or verification of any kind the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to me as originals and the conformity to original documents and completeness of all documents submitted to me as certified, conformed or photostatic copies.

         Based on and subject to the foregoing and subject to the qualifications, limitations and exceptions contained below, I am of the opinion that:


                  (i) Upon conversion of the Series O Convertible Preferred Stock or issuance of dividends in accordance with the terms thereof, the Series O Shares will be legally issued, fully paid and non-assessable;

                  (ii) Upon exercise of the Series O Warrants in accordance with the terms thereof, the Series O Warrant Shares will be legally issued, fully paid and non-assessable;

                  (iii) Upon conversion of the Series P Convertible Preferred Stock or issuance of dividends in accordance with the terms thereof, the Series P Shares will be legally issued, fully paid and non-assessable;

                  (iv) Upon exercise of the Series P Warrants in accordance with the terms thereof, the Series P Warrant Shares will be legally issued, fully paid and non-assessable;

                  (v) Upon exercise or conversion of securities issued in connection with the redemption of the Series O Convertible Preferred Stock or Series P Convertible Preferred Stock in accordance with the terms of such securities, the Redemption Shares will be legally issued, fully paid and non-assessable; and

                  (vi) Upon the consummation of the Exchanges in accordance with the terms of the Exchange Agreements, the Exchange Shares will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed on any matters other than those expressly referred to herein. The opinions set forth herein are as of the date of this letter and I do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.



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Geotek Communications, Inc.
February 5, 1997
Page 3


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

                                Very truly yours,

                                /s/ Robert Vecsler

                                Robert Vecsler
                                General Counsel and Corporate Secretary